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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-20187) of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated February 17, 1997, on our audit of the financial statements of Univec, Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts."


                                       /s/ Coopers & Lybrand L.L.P.
                                           -----------------------------------
                                           Coopers & Lybrand L.L.P.

Melville, New York
March 12, 1997.